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                                                                      EXHIBIT 21


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                                        THE LUBRIZOL CORPORATION

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                                                          % OF                STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                                 OWNERSHIP             OF INCORPORATION
Lubrizol A.G.                                             100%               Switzerland
Lubrizol do Brasil Aditivos, Ltda.                        100%               Brazil
Lubrizol Canada Limited                                   100%               Canada
Lubrizol de Chile Limitada                                100%               Chile
Lubrizol Espanola, S.A.                                   100%               Spain
Lubrizol France S.A.                                      99.992%            France
Lubrizol Gesellschaft m.b.H.                              100%               Austria
Lubrizol G.m.b.H.                                         100%               Germany
Lubrizol Great Britain Limited                            100%               United Kingdom
Lubrizol International Inc.                               100%               Cayman Islands
Lubrizol International Management
   Corporation                                            100%               Nevada
Lubrizol Italiana, S.p.A.                                 100%               Italy
Lubrizol Japan, Limited                                   100%               Japan
Lubrizol Limited                                          100%               United Kingdom
Lubrizol de Mexico, S. de R.L.                            100%               Mexico
Lubrizol Overseas Trading Corporation                     100%               Delaware
Lubrizol Scandinavia AB                                   100%               Sweden
Lubrizol Servicios Tecnicos S. de R.L.                    100%               Mexico
Lubrizol South Africa (Pty.) Limited                      100%               South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                       100%               Singapore
Lubrizol de Venezuela C.A.                                99.9%              Venezuela
Gate City Equipment Company, Inc.                         100%               Delaware
Langer & Company G.m.b.H.                                 100%               Germany
SVO Specialty Products, Inc.                              100%               Delaware


AFFILIATES

Lubrizol India Limited                                     40%               India
Industrais Lubrizol S.A. de C.V.                           40%               Mexico
Lubrizol Transarabian Company Limited                      49%               Saudi Arabia
C.A. Lubricantes Quimicos L.Q.                             49%               Venezuela
Solub Product Application Laboratory                       40%               Russia
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